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                                                              EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Chromatics Color Sciences International, Inc.
New York, New York


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated March 10, 2000, relating to the financial statements of Chromatics Color Sciences International Inc., appearing in the Company's Annual Report of Form 10-K/A for the year ended December 31, 1999.

         We also consent to the reference to us under the caption "Expert" in the Prospectus.

                                             BDO Seidman, LLP


New York, New York
March 31, 2000